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                                                                  EXHIBIT 3.07

                          CERTIFICATE OF ELIMINATION

                                      OF

               SERIES A, SERIES B AND SERIES B1 PREFERRED STOCK

                                      OF

                                   eBAY INC.

                          (PURSUANT TO SECTION 151(g)
                   OF THE DELAWARE GENERAL CORPORATION LAW)

        eBay Inc., a Delaware corporation, hereby certifies that the following resolution was duly adopted by the Board of Directors of the corporation as required by Section 151(g) of the Delaware General Corporation Law on ____________, 1998:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation and in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby states and declares that none of the 1,676,475 authorized shares of the series of stock designated "Series A Preferred Stock", the 1,415,416 authorized shares of the series of stock designated "Series B Preferred Stock" and the 1,415,416 authorized shares of the series of stock designated "Series B1 Preferred Stock" are outstanding and none will be issued subject to the Certificate of Designation previously filed with respect to such series; and when a certificate setting forth this resolution becomes effective, it shall have the effect of eliminating from the Certificate of Incorporation all matters set forth in the Certificate with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series B1 Preferred Stock.

        IN WITNESS WHEREOF, said corporation caused this Certificate of Elimination to be executed and attested by its duly authorized officers this ____ day of _________, 1998.

                                        eBAY INC.


                                        By: __________________________________
                                            Margaret C. Whitman, President and
                                            Chief Executive Officer


ATTEST:


_______________________________
Matthew P. Quilter, Secretary